Exhibit 99.1

QTS REPORTS THIRD QUARTER 2013 OPERATING RESULTS

OVERLAND PARK, KS – November 5, 2013 – QTS Realty Trust, Inc. (the “Company”) (NYSE: QTS) today announced operating results for the third quarter ended September 30, 2013 of its predecessor, QualityTech, LP. The Company completed its initial public offering on October 15, 2013, pursuant to which the Company became the general partner of QualityTech, LP.

Third Quarter Highlights

—	Reported Operating FFO of $13.4 million in the third quarter of 2013, an increase of 151% compared to the third quarter of 2012. Operating FFO on a fully diluted per share basis was $0.37 per share.*

—	Reported Adjusted EBITDA of $19.7 million in the third quarter of 2013, an increase of 47% compared to the third quarter of 2012.

—	Reported NOI of $29.3 million in the third quarter of 2013, an increase of 34% compared to the third quarter of 2012.

—	Monthly Recurring Revenue (“MRR”) as of September 30, 2013 increased by 29% to $13.8 million compared to September 30, 2012 and total revenues for the third quarter 2013 increased by 27% compared to the third quarter of 2012.

—	During the third quarter of 2013 we executed 317 new and modified leases aggregating to a net increase of $8.2 million in incremental annualized rent.

*Per share data is calculated on a basis that assumes that the entire number of shares outstanding upon completion of the Company’s IPO were outstanding for the entire period. No adjustments were made to reflect the repayment of debt in connection with the IPO.

Chad Williams, QTS’s Chairman and Chief Executive Officer, commented, “We are pleased to report continued growth in our operating portfolio. Our differentiated 3Cs platform, combined with ongoing operating leverage, continue to produce attractive returns growth and allow us to achieve a 15+% return on invested capital.”

Financial results

Net income recognized in the third quarter of 2013 was $2.7 million compared to a net loss recognized in the third quarter of 2012 of $1.8 million. The Company generated Operating FFO of $13.4 million in the third quarter of 2013, which is an increase of 151% compared to $5.4 million for the third quarter of 2012. The Company also generated $19.7 million of Adjusted EBITDA in the third quarter of 2013, an increase of 47% compared to $13.4 million for the third quarter of 2012. MRR as of September 30, 2013 was $13.8 million, an increase of 29% compared to MRR as of September 30, 2012 of $10.7 million, with total revenues increasing by 27% to $46.0 million for the third quarter 2013 compared to $36.3 million for the third quarter 2012.

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Leasing Activity

During the third quarter of 2013, the Company entered into customer leases representing approximately $0.7 million of incremental MRR, net of downgrades (and representing approximately $8.2 million of annualized rent) at $566 per square foot. Incremental MRR, net of downgrades for the third quarter of 2013 was 4.7% above the trailing four quarter average of $0.7 million of MRR (representing approximately $7.9 million in annualized rent), and significantly above the trailing four quarter average rate per square foot of $282. The increase in rent per square foot was largely driven by a higher proportion of C2 and C3 leases signed in the third quarter of 2013 compared to C1 leases.

During the third quarter of 2013, the Company renewed leases with a total annualized rent of $5.3 million at an average rent per square foot of $783, which was 8% higher than the annualized rent prior to renewal. We define renewals as leases which the customer retains the same amount of space before and after renewal, which facilitates rate comparability. Rental churn (which is the MRR impact from a customer completely departing our platform in a given period compared to the total MRR at the beginning of the period) for the third quarter of 2013 was 1.3%.

During the third quarter of 2013, the Company commenced customer leases representing approximately $2.0 million of incremental MRR (and representing approximately $23.5 million of annualized rent) at $324 per square foot. This compares to customer leases representing an aggregate trailing four quarter average of approximately $1.3 million of MRR (representing approximately $15.9 million of annualized rent) at $300 per square foot. Both the third quarter of 2013 and the trailing four quarter average rates reflect the impact of significant C1 lease commencements.

As of September 30, 2013, our booked-not-billed MRR balance (which represents customer leases that have been executed, but for which lease payments have not commenced as of September 30, 2013) was approximately $2.0 million, or $23.5 million of annualized rent. Of this booked-not-billed balance, approximately $5.1 million of annualized rent was attributable to new customers and approximately $18.4 million of annualized rent was attributable to existing customers. Of this booked-not-billed MRR balance, leases representing approximately $6.1 million of annualized MRR are scheduled to commence in the fourth quarter of 2013, which is expected to contribute approximately $1.0 million of incremental revenue in the fourth quarter of 2013. The remaining booked-not-billed balance is expected to contribute $6.7 million of incremental revenue in 2014 ($10.4 million of annualized rent) and $7.0 million of annualized rent in 2015 and thereafter.

Development and Redevelopment Activity

During the third quarter of 2013, the Company brought online approximately 62,000 of net rentable square feet (“NRSF”) Raise Floor capacity at an aggregate cost of approximately $52 million. For the nine months ended September 30, 2013, the Company brought online approximately 89,000 of NRSF Raise Floor Capacity and at an aggregate cost of $89 million.

Balance Sheet and Liquidity

On October 15, 2013, the Company closed its IPO which generated net proceeds of approximately $280 million, after underwriting discounts and commissions but excluding expenses funded prior to September 30, 2013. The proceeds were used to repay amounts borrowed on the Company’s $350 million revolving credit facility. Upon completion of the IPO, the Company’s total debt was $331 million and its liquidity was $350

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million, consisting of approximately $340 million of available capacity on its credit facilities and $6.5 million of cash available on its balance sheet.

2013 Guidance

	Q4 2013 ($ in millions)
	High	Low

Adjusted EBITDA	$21.5	$20.5

Operating FFO	$16.2	$15.2

Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures that management believes are helpful in understanding the company’s business, as further described in the Appendix below.

Upcoming Conferences and Events

NAREIT REITWorld Annual Convention for All Things REIT November 13-15, 2013.

Conference Call Details

The Company will host a conference call November 6, 2013, at 10:00 a.m., Eastern time (9:00 a.m. Central time) to discuss its operating results, current business trends and market conditions. Supplemental information along with a copy of the earnings call presentation will be posted to the Company’s website under the Investor’s tab prior to the call.

The dial-in number for the conference call is (877) 883-0383 (U.S.) or (412) 902-6506 (International). The participant entry number is 1716181# and callers are asked to dial in ten minutes prior to the start time. A link to the live broadcast and the replay will be available on the Company’s website (www.qtsdatacenters.com) under the Investors tab.

About QTS

QTS Realty Trust, Inc. (NYSE:QTS) is a leading owner, developer and operator of state-of-the-art, carrier-neutral, multi-tenant data centers. The Company’s data centers are facilities that house the network and computer equipment of multiple customers and provide access to a range of communications carriers. The Company has a fully integrated platform through which it owns and operates its data centers and provides a broad range of information technology infrastructure solutions. The Company believes that it owns and operates one of the largest portfolios of multi-tenant data centers in the United States, as measured by gross square footage, and has the capacity to more than double its leased raised floor square footage without constructing any new buildings. The Company’s portfolio is currently leased to approximately 880 customers comprised of companies of all sizes representing an array of industries

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QTS Investor Relations Contact

Jeff Berson – Chief Investment Officer

William Schafer – Chief Financial Officer

ir@qualtytech.com

4 QTS Q3 Earnings 2013	Contact: IR@qualitytech.com

Forward Looking Statements

Some of the statements contained in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to the Company’s capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of the statements regarding anticipated growth in funds from operations and anticipated market conditions are forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this release reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in the Company’s markets or the technology industry; national and local economic conditions; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to successfully develop, redevelop and operate acquired properties and operations; significant increases in construction and development costs; the increasingly competitive environment in which the Company operates; defaults on or non-renewal of leases by customers; increased interest rates and operating costs, including increased energy costs; financing risks, including the Company’s failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; dependence on third parties to provide Internet, telecommunications and network connectivity to the Company’s data centers; the Company’s failure to qualify and maintain its qualification as a real estate investment trust; environmental uncertainties and risks related to natural disasters; financial market fluctuations; and changes in real estate and zoning laws and increases in real property tax rates.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s final prospectus related to its IPO filed with the Securities and Exchange Commission on October 10, 2013.

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Consolidated Balance Sheets (1)

(in thousands)

	September 30, 2013 (unaudited)	December 31, 2012
ASSETS
Real Estate Assets
Land	$30,518	$24,713
Buildings and improvements	711,238	622,506
Less: Accumulated depreciation	(128,703)	(102,900)

	613,053	544,319
Construction in progress	106,630	87,609

Real Estate Assets, net	719,683	631,928

Cash and cash equivalents	6,504	8,232
Restricted cash	-	146
Rents and other receivables, net	12,530	11,943
Acquired intangibles, net	6,850	9,145
Deferred costs, net (2)	19,190	15,062
Prepaid expenses	2,521	1,011
Other assets, net (3)	14,669	7,976

TOTAL ASSETS	$781,947	$685,443

LIABILITIES
Mortgage notes payable	$89,376	$171,291
Secured credit facility	-	316,500
Unsecured credit facility	520,000	-
Capital lease obligations	1,995	2,491
Accounts payable and accrued liabilities	34,294	36,001
Advance rents, security deposits and other liabilities	3,255	3,011
Deferred income	7,561	6,745
Derivative liability	547	767
Member advances and notes payable	-	26,958

TOTAL LIABILITIES	657,028	563,764

PARTNERS’ CAPITAL
Equity	124,919	121,679

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$781,947	$685,443

(1) Does not reflect any adjustments relating to use of IPO proceeds.

(2) As of September 30, 2013 and December 31, 2012, deferred costs, net, included $7.9 million and $6.9 million of deferred financing costs, respectively, and $11.3 million and $8.2 million of deferred leasing costs, respectively.

(3) As of September 30, 2013, and December 31, 2012, other assets, net, included $9.9 million and $5.9 million of corporate non-real estate fixed assets, respectively.

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Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands)

	Three Months Ended (unaudited)			Nine Months Ended (unaudited)
	September 30,	June 30,	September 30,	September 30,
Revenues:	2013	2013	2012	2013	2012
Rental	$37,595	$34,783	$30,037	$106,184	$89,553
Recoveries from customers	3,603	3,456	2,296	9,925	6,785
Cloud and managed services	4,393	4,325	3,842	12,828	10,725
Other (1)	429	376	79	1,521	523

Total revenues (2)	46,020	42,940	36,254	130,458	107,586

Operating expenses:

Property operating costs	15,638	14,884	13,082	44,930	38,638
Real estate taxes and insurance	1,101	1,090	1,261	3,304	2,786
Depreciation and amortization	12,136	11,246	8,902	34,197	25,296
General and administrative (3)	10,097	9,696	8,672	29,387	25,859
Transaction costs (4)	-	-	404	-	404
Restructuring charge (5)	-	-	-	-	3,291

Total operating expenses	38,972	36,916	32,321	111,818	96,274

Operating income	7,048	6,024	3,933	18,640	11,312

Other income and expense:
Interest income	4	7	8	17	54
Interest expense	(4,343)	(5,084)	(6,646)	(15,977)	(19,039)
Other expense, net (6)	-	(2,179)	-	(3,277)	(1,434)

Income (loss) before gain on sale of real estate	2,709	(1,232)	(2,705)	(597)	(9,107)
Gain on sale of real estate (7)	-	-	948	-	948

Net income (loss)	2,709	(1,232)	(1,757)	(597)	(8,159)
Unrealized gain (loss) on swap (8)	8	140	(406)	220	(758)

Comprehensive income (loss)	$2,717	$(1,092)	$(2,163)	$(377)	$(8,917)

(1) Includes straight line rent adjustments and sales of scrap metals and other unused materials.

(2) The increase in total revenues of $9.8 million and $22.9 million for the three and nine months ended September 30, 2013 compared to the three and nine month ended September 30, 2012, respectively, consisted of an increase of $3.5 million and $10.0 million, respectively, relating to the Company’s acquisition of a data center in Sacramento, CA in December 2012 and $6.3 million and $12.9 million, respectively, related to increases in the Company’s existing portfolio.

(3) Includes personnel costs, sales and marketing costs, professional fees, travel fees, and other corporate general and administrative expenses. General and administrative expenses were 21.9%, 22.6%, and 23.9% of total revenues for the three month periods ended September 30, 2013, June 30, 2013, and September 30, 2012, respectively. General and administrative expenses were 22.5%, and 24.0% of total revenues for the nine month periods ended September 30, 2013, and 2012, respectively.

(4) In 2012, the Company incurred $0.9 million in costs related to the examination of proposed acquisitions, of which $0.4 million was incurred in the three and nine month ended September 30, 2012.

(5) In the first quarter of 2012, the Company decided to consolidate our former New York data center operations into our Jersey City data center. In connection with the consolidation of our New York data center operations into our Jersey City data center, we recorded a one-time restructuring charge of $3.3 million.

(6) Includes write offs of unamortized deferred financing costs associated with the early extinguishment of certain debt instruments.

(7) In September 2012, the Company recognized a gain on sale of a vacant data center facility of $0.9 million.

(8) For derivative instruments that are accounted for as hedges, or for the effective portions of qualifying hedges, the change in fair value is recorded as unrealized gains (losses) on swap and is included in other comprehensive income (loss).

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Reconciliations of Net Income (Loss) to FFO, Operating FFO & Adjusted Operating FFO

(in thousands)

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), adjusted to exclude gains (or losses) from sales of property, real estate related depreciation and amortization and similar adjustments for unconsolidated partnerships and joint ventures. The Company generally calculates Operating FFO as FFO excluding certain non-recurring and primarily non-cash charges and gains and losses that management believes are not indicative of the results of the Company’s operating real estate portfolio. The Company believes that Operating FFO provides investors with another financial measure that may facilitate comparisons of operating performance and liquidity between periods and, to the extent other REITs calculate Operating FFO on a comparable basis, between the Company and these other REITs. The Company calculates Adjusted Operating FFO by adding or subtracting from Operating FFO items such as maintenance capital investment, paid leasing commissions, amortization of deferred financing costs, non-real estate depreciation, straight line rent adjustments, and non-cash compensation. A reconciliation of net income (loss) to FFO, Operating FFO and Adjusted Operating FFO is presented below:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,

	2013	2013	2012	2013	2012
FFO
Net income (loss)	$2,709	$(1,232)	$(1,757)	$(597)	$(8,159)
Real estate depreciation and amortizaton	10,731	10,110	7,652	30,348	21,942
Gain on sale of real estate	-	-	(948)	-	(948)

FFO	13,440	8,878	4,947	29,751	12,835

Restructuring charge	-	-	-	-	3,291
Write off of unamortized deferred finance costs	-	2,179	-	3,277	1,434
Transaction costs	-	-	404	-	404
Unrealized gain on derivatives	-	-	-	-	(307)

Operating FFO	13,440	11,057	5,351	33,028	17,657

Maintenance Capex	(492)	(989)	(370)	(2,240)	(714)
Leasing Commissions paid	(2,374)	(2,544)	(1,541)	(6,889)	(5,277)
Amortization of deferred financing costs	588	693	828	2,193	2,567
Non real estate depreciation and amortizaton	1,406	1,136	1,042	3,849	2,595
Straight line rent revenue	(229)	(85)	(53)	(428)	(21)
Straight line rent expense	83	85	77	246	242
Equity-based compensation expense	510	420	153	1,305	341

Adjusted Operating FFO	$12,932	$9,773	$5,487	$31,064	$17,390

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Reconciliations of Net Income (Loss) to EBITDA and Adjusted EBITDA

(in thousands)

The Company calculates EBITDA as net income (loss) excluding interest expense and interest income, provision for income taxes (including income taxes applicable to sale of assets) and depreciation and amortization. The Company believes that EBITDA is another metric that is often utilized to evaluate and compare its ongoing operating results and also, in part, to assess the value of its operating portfolio. In addition to EBITDA, the Company calculates an adjusted measure of EBITDA, which it refers to as Adjusted EBITDA, as EBITDA excluding write off of unamortized deferred financing costs, gain on extinguishment of debt, transaction costs, equity-based compensation expense, restructuring charge, gain on legal settlement and gain on sale of real estate. The Company believes that Adjusted EBITDA provides investors with another financial measure that can facilitate comparisons of operating performance between periods and between REITs. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is presented below:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,

	2013	2013	2012	2013	2012
EBITDA and Adjusted EBITDA
Net income (loss)	$2,709	$(1,232)	$(1,757)	$(597)	$(8,159)
Interest expense	4,343	5,084	6,646	15,977	19,039
Interest income	(4)	(7)	(8)	(17)	(54)
Depreciation and amortization	12,136	11,246	8,902	34,197	25,296

EBITDA	19,184	15,091	13,783	49,560	36,122

Write off of unamortized deferred finance costs	-	2,179	-	3,277	1,434
Equity-based compensation expense	510	420	152	1,305	341
Transaction costs	-	-	404	-	404
Gain on sale of real estate	-	-	(948)	-	(948)
Restructuring charge	-	-	-	-	3,291

Adjusted EBITDA	$19,694	$17,690	$13,391	$54,142	$40,644

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Reconciliations of Net Income (Loss) to Net Operating Income (NOI)

(in thousands)

The Company calculates net operating income (“NOI”) as net income (loss), excluding: interest expense, interest income, depreciation and amortization, write off of unamortized deferred financing costs, gain on extinguishment of debt, transaction costs, gain on legal settlement, gain on sale of real estate, restructuring charge and general and administrative expenses. The Company believes that NOI is another metric that is often utilized to evaluate returns on operating real estate from period to period and also, in part, to assess the value of the operating real estate. A reconciliation of net income (loss) to NOI is presented below:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,

	2013	2013	2012	2013	2012
Net Operating Income (NOI)
Net income (loss)	$2,709	$(1,232)	$(1,757)	$(597)	$(8,159)
Interest expense	4,343	5,084	6,646	15,977	19,039
Interest income	(4)	(7)	(8)	(17)	(54)
Depreciation and amortization	12,136	11,246	8,902	34,197	25,296
Write off of unamortized deferred finance costs	-	2,179	-	3,277	1,434
Transaction costs	-	-	404	-	404
Gain on sale of real estate	-	-	(948)	-	(948)
Restructuring charge	-	-	-	-	3,291
General and administrative expenses	10,097	9,696	8,672	29,387	25,859

NOI	$29,281	$26,966	$21,911	$82,224	$66,162

Breakdown of NOI by facility:
Atlanta-Metro data center	$13,740	$12,815	$10,772	$38,739	$30,820
Atlanta-Suwanee data center	7,517	6,644	6,851	20,945	23,618
Santa Clara data center	2,801	2,751	2,502	8,299	8,052
Richmond data center	2,859	2,413	1,798	7,538	3,914
Sacramento data center (1)	1,752	1,962	-	5,638	-
Other data centers	612	381	(12)	1,065	(242)

NOI	$29,281	$26,966	$21,911	$82,224	$66,162

(1) Facility was acquired in December 2012.

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Reconciliations of Total Revenues to Recognized MRR in the period and MRR at period end

(in thousands)

The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases (which represent customer leases that have been executed but for which lease payments have not commenced) as of a particular date, unless otherwise specifically noted. The Company calculates recognized MRR as the recurring revenue recognized during a given period, which includes revenue from its C1, C2 and C3 rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. Management uses MRR and recognized MRR as supplemental performance measures because they provide useful measures of increases in contractual revenue from the Company’s customer leases. A reconciliation of total revenues to recognized MRR in the period and MRR at period-end is presented below:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,

	2013	2013	2012	2013	2012
Recognized MRR in the period
Total period revenues (GAAP basis)	$46,020	$42,940	$36,254	$130,458	$107,586
Less: Total period recoveries	(3,603)	(3,456)	(2,296)	(9,925)	(6,785)
Total period deferred setup fees	(1,263)	(1,125)	(1,165)	(3,450)	(3,027)
Total period other	(1,240)	(911)	(457)	(3,385)	(2,250)

Recognized MRR in the period	39,914	37,448	32,336	113,698	95,524

MRR at period end
Total period revenues (GAAP basis)	$46,020	$42,940	$36,254	$130,458	$107,586
Less: Total revenues excluding last month	(30,448)	(28,304)	(24,416)	(114,886)	(95,748)

Total revenues for last month of period	15,572	14,636	11,838	15,572	11,838
Less: Last month recoveries	(1,219)	(1,224)	(731)	(1,219)	(731)
Last month deferred setup fees	(427)	(391)	(392)	(427)	(392)
Last month other	(127)	(278)	(26)	(127)	(26)

MRR at period end	$13,799	$12,743	$10,689	$13,799	$10,689

11 QTS Q3 Earnings 2013	Contact: IR@qualitytech.com